EXHIBIT 99.1

Adaptive Biotechnologies Reports First Quarter 2025 Financial Results

SEATTLE, May 01, 2025 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended March 31, 2025.

“We had a strong start to 2025 with 34% MRD revenue growth, driven by continued acceleration in clonoSEQ test volume and disciplined execution,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “This performance highlights the scalability of our MRD business and the growing momentum behind it. As a result, we are raising our full year MRD revenue guidance while lowering our operating expenses and cash burn targets. As we move forward, we remain focused on driving our MRD business to profitability and advancing our Immune Medicine drug discovery programs to deliver long-term value for all our stakeholders.”

Recent Highlights

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Revenue for the first quarter of 2025 was $52.4 million. The MRD business, which contributed 83% of revenue, grew 34% versus the first quarter of 2024.
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clonoSEQ test volume in the first quarter of 2025 grew 36% to 23,117 tests delivered versus the first quarter of 2024.
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Received expanded Medicare coverage of clonoSEQ® for recurrence monitoring in mantle cell lymphoma.
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Recognized $4.5 million in MRD pharma regulatory milestone revenue.
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Raising full year 2025 MRD revenue guidance to a new range of $180 million to $190 million, implying annual growth of 24% to 31%.
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Reducing full year 2025 guidance range for operating spend and annual cash burn.

First Quarter 2025 Financial Results

Revenue was $52.4 million for the quarter ended March 31, 2025, representing a 25% increase from the first quarter in the prior year. MRD revenue was $43.7 million for the quarter, representing a 34% increase from the first quarter in the prior year. Immune Medicine revenue was $8.7 million for the quarter, representing a 6% decrease from the first quarter in the prior year.

Operating expenses for the first quarter of 2025 were $82.0 million, compared to $90.6 million in the first quarter of the prior year, representing a decrease of 9%.

Interest and other income, net was $2.7 million for the first quarter of 2025, compared to $4.2 million in the first quarter of the prior year. Interest expense from our revenue interest purchase agreement was $2.9 million in the first quarter of 2025, compared to $3.0 million in the first quarter of the prior year.

Net loss was $29.8 million for the first quarter of 2025, compared to $47.5 million for the same period in 2024.

Adjusted EBITDA (non-GAAP) was a loss of $12.7 million for the first quarter of 2025, compared to a loss of $28.2 million for the first quarter of the prior year.

Cash, cash equivalents and marketable securities was $232.8 million as of March 31, 2025.

2025 Updated Financial Guidance

Adaptive Biotechnologies expects full year revenue for the MRD business to be between $180 million and $190 million, updated from the previous range between $175 million and $185 million. No revenue guidance is provided for the Immune Medicine business.

We expect full year total company operating expenses, including cost of revenue, to be between $335 million and $345 million, updated from the previous range between $340 million and $350 million.

We expect full year total company cash burn to be between $50 million and $60 million, updated from the previous range between $60 million and $70 million.

Management will provide further details on the outlook during the conference call.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its first quarter 2025 financial results after market close on Thursday, May 1, 2025 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business segments: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer and autoimmune disorders. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, interest expense, income tax (expense) benefit, depreciation and amortization expense, impairment costs for long-lived assets, restructuring expense and share-based compensation expense. We define our segment Adjusted EBITDA in the same way to the extent the net loss attributable to Adaptive Biotechnologies Corporation and adjustments are allocable to each segment. We have provided reconciliations of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA, including segment Adjusted EBITDA, to evaluate the financial performance of our business and segments and to evaluate the effectiveness of our strategies. We present these figures because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA, including segment Adjusted EBITDA, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments we make. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA, including segment Adjusted EBITDA, does not reflect:

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all expenditures or future requirements for capital expenditures or contractual commitments;
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changes in our working capital needs;
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interest expense, which is an ongoing element of our costs to operate;
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income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
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the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
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the noncash component of employee compensation expense;
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long-lived assets impairment costs; and

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the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, such as our restructuring activities and reductions in workforce.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
investors@adaptivebiotech.com

ADAPTIVE MEDIA
Erica Jones, Associate Corporate Communications Director

206-279-2423
media@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$52,443	$41,873
Operating expenses
Cost of revenue	16,979	18,051
Research and development	24,203	30,245
Sales and marketing	23,047	22,319
General and administrative	17,399	19,597
Amortization of intangible assets	419	423
Total operating expenses	82,047	90,635
Loss from operations	(29,604)	(48,762)
Interest and other income, net	2,679	4,222
Interest expense	(2,905)	(2,993)
Net loss	(29,830)	(47,533)
Add: Net (income) loss attributable to noncontrolling interest	(22)	26
Net loss attributable to Adaptive Biotechnologies Corporation	$(29,852)	$(47,507)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.20)	$(0.33)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	149,195,028	145,787,527

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$50,646	$47,920
Short-term marketable securities (amortized cost of $142,744 and $174,186, respectively)	142,778	174,374
Accounts receivable, net	43,583	41,731
Inventory, net	8,684	8,440
Prepaid expenses and other current assets	10,798	11,287
Total current assets	256,489	283,752
Long-term assets
Property and equipment, net	44,430	48,616
Operating lease right-of-use assets	44,004	45,767
Long-term marketable securities (amortized cost of $39,255 and $33,682, respectively)	39,355	33,660
Restricted cash	2,711	2,897
Intangible assets, net	3,006	3,425
Goodwill	118,972	118,972
Other assets	1,885	2,287
Total assets	$510,852	$539,376
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$6,362	$7,265
Accrued liabilities	7,757	8,157
Accrued compensation and benefits	6,412	15,838
Current portion of operating lease liabilities	10,462	10,239
Current portion of deferred revenue	54,805	55,689
Current portion of revenue interest liability, net	2,011	865
Total current liabilities	87,809	98,053
Long-term liabilities
Operating lease liabilities, less current portion	76,438	79,148
Deferred revenue, less current portion	24,814	27,256
Revenue interest liability, net, less current portion	131,550	132,414
Other long-term liabilities	20	20
Total liabilities	320,631	336,891
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at March 31, 2025 and December 31, 2024; no shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at March 31, 2025 and December 31, 2024; 151,916,722 and 147,773,744 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	15	14
Additional paid-in capital	1,523,950	1,506,353
Accumulated other comprehensive gain	134	166
Accumulated deficit	(1,333,676)	(1,303,824)
Total Adaptive Biotechnologies Corporation shareholders’ equity	190,423	202,709
Noncontrolling interest	(202)	(224)
Total shareholders’ equity	190,221	202,485
Total liabilities and shareholders’ equity	$510,852	$539,376

Adjusted EBITDA

The following is a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA for the periods presented (in thousands, unaudited):

	Three Months Ended March 31,
	2025	2024
Net loss attributable to Adaptive Biotechnologies Corporation	$(29,852)	$(47,507)
Interest and other income, net	(2,679)	(4,222)
Interest expense	2,905	2,993
Depreciation and amortization expense	4,731	5,214
Restructuring expense	—	1,044
Share-based compensation expense	12,147	14,298
Adjusted EBITDA	$(12,748)	$(28,180)

Segment Information (Including Segment Adjusted EBITDA)

The following tables set forth segment information for the periods presented (in thousands, unaudited):

	Three Months Ended March 31, 2025
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$43,721	$8,722	$—	$52,443
Operating expenses	55,959	20,203	5,885	82,047
Adjusted EBITDA	(4,111)	(5,446)	(3,191)	(12,748)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(12,238)	$(11,481)	$(6,111)	$(29,830)
Net income attributable to noncontrolling interest	—	—	(22)	(22)
Net loss attributable to Adaptive Biotechnologies Corporation	(12,238)	(11,481)	(6,133)	(29,852)
Interest and other income, net	—	—	(2,679)	(2,679)
Interest expense	—	—	2,905	2,905
Depreciation and amortization expense	2,663	1,642	426	4,731
Share-based compensation expense	5,464	4,393	2,290	12,147
Adjusted EBITDA	$(4,111)	$(5,446)	$(3,191)	$(12,748)

	Three Months Ended March 31, 2024
	MRD	Immune Medicine	Unallocated Corporate	Total
Revenue	$32,626	$9,247	$—	$41,873
Operating expenses	59,886	23,841	6,908	90,635
Adjusted EBITDA	(17,259)	(6,927)	(3,994)	(28,180)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(27,260)	$(14,593)	$(5,680)	$(47,533)
Net loss attributable to noncontrolling interest	—	—	26	26
Net loss attributable to Adaptive Biotechnologies Corporation	(27,260)	(14,593)	(5,654)	(47,507)
Interest and other income, net	—	—	(4,222)	(4,222)
Interest expense	—	—	2,993	2,993
Depreciation and amortization expense	2,701	2,082	431	5,214
Restructuring expense	467	577	—	1,044
Share-based compensation expense	6,833	5,007	2,458	14,298
Adjusted EBITDA	$(17,259)	$(6,927)	$(3,994)	$(28,180)